UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2007

FMC Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1803 Gears Road, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 591-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2007, FMC Technologies, Inc. (the "Company") entered into a $600 million five-year revolving credit agreement maturing in December 2012 with JPMorgan Chase Bank, N.A., as Administrative Agent. Borrowings under the credit agreement will accrue interest at a variable rate based on the type and duration of the borrowing. Among other restrictions, the terms of the credit agreement include negative covenants related to liens and a financial covenant related to the debt to earnings ratio.

Item 1.02 Termination of a Material Definitive Agreement.

On December 6, 2007, in connection with the establishment of the revolving credit agreement described in Item 1.01, the Company terminated its $250 million five-year credit agreement with Bank of America, N.A., as Administrative Agent for the Lenders party to such agreement, which was scheduled to mature in November 2010. The amended and restated credit agreement was included as Exhibit 10.13 to the Form 8-K filed on November 14, 2005.

Additionally, the Company terminated its $370 million five-year revolving credit agreement maturing in November 2010 with DNB Nor Bank ASA, as Administrative Agent for the Lenders party to such agreement. The credit agreement was included as Exhibit 10.14 to the Form 8-K filed on November 14, 2005.

In connection with the termination of these credit agreements, the Company repaid its outstanding obligations on these facilities with proceeds from borrowings on its commercial paper program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.15 $600,000,000 Five-Year Credit Agreement dated December 6, 2007, between FMC Technologies, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

December 7, 2007	By:	/s/ William H. Schumann, III

Name: William H. Schumann, III
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.15	Credit Agreement